Exhibit 15.3

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

16 June 2022	raymond.ng@harneys.com +852 5806 7883 057310-0002-RLN

NaaS Technology Inc.

Newlink Center, Area G, Building 7, Huitong Times Square

No.1 Yaojiayuan South Road, Chaoyang District,

Beijing 100024

The People’s Republic of China

Dear Sir or Madam

NaaS Technology Inc. (the Company) – Shell Company Report on Form 20-F

We hereby consent to the filing of this letter as an exhibit to the Company’s shell company report on Form 20-F with the U.S. Securities and Exchange Commission. We also consent to the reference to our firm under the heading “10.E. Taxation” sub-heading “Cayman Islands Taxation” in the shell company report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the U.S. Securities Exchange Act of 1934, as amended, or the Rules and Regulations of the U.S. Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

Resident Partners: M Chu | I Clark | JP Engwirda | Y Fan | A Johnstone

P Kay | MW Kwok | IN Mann | R Ng | ATC Ridgers | PJ Sephton

Jersey legal services are provided through a referral arrangement with Harneys

(Jersey) which is an independently owned and controlled Jersey law firm.

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